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                                    EXHIBIT A

    The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of Evans & Sutherland Computer Corporation dated August 31, 1995 is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

August 31, 1995                          GEORGE SOROS

                                         By: /s/ Sean C. Warren
                                            ----------------------------------
                                            Sean C. Warren, Attorney-in-fact


August 31, 1995                          WINSTON PARTNERS, L.P.

                                         By: /s/ Peter A. Hurwitz
                                            ----------------------------------
                                            Peter A. Hurwitz, Attorney-in-fact


August 31, 1995                          CHATTERJEE FUND MANAGEMENT, L.P.

                                         By: /s/ Peter A. Hurwitz
                                            ----------------------------------
                                            Peter A. Hurwitz, Attorney-in-fact


August 31, 1995                          PURNENDU CHATTERJEE

                                         By: /s/ Peter Hurwitz
                                            ----------------------------------
                                            Peter Hurwitz, Attorney-in-fact